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                                                        Exhibit A

                  NEES GLOBAL TRANSMISSION, INC.
                          Balance Sheet
                        December 31, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
ASSETS
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Current assets:
 Cash                                                            $   298
 Accounts receivable                                                 743
 Accounts receivable from affiliates                                  56
                                                                 -------
    Total current assets                                           1,097
                                                                 -------
Investment @ cost:

 Separation Technologies, Inc.                                     1,000
 Monitoring Technologies, Inc.                                       475
 Underwater Divers Unlimited, Inc.                                 1,000
 Nexus, Inc.                                                       1,400
 AllEnergy Marketing Co., LLC                                        163

Investments in HydroServ Group, LLC @ equity                          22
                                                                 -------
    Total other assets                                             4,060
                                                                 -------
Total assets                                                     $ 5,157
                                                                 =======

LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accounts payable (including $19,000 to affiliates)              $   166
 Accrued taxes                                                        76
                                                                 -------
    Total liabilities                                                242

Parent company's investment:

 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                             14,074
 Accumulated deficit                                              (9,160)
                                                                 -------
    Total parent company's investment                              4,915
                                                                 -------
Total liabilities and parent company's
 investment                                                      $ 5,157
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